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ELBIT SYSTEMS LTD.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, DECEMBER 14, 2021

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby appoints MICHAEL FEDERMANN, BEZHALEL MACHLIS and ADI PINCHAS CONFINO, and each of them acting individually without any of the others, the true and lawful proxies of the undersigned, with full power of substitution, to vote with respect to all of the ordinary shares of ELBIT SYSTEMS LTD. (the "Company"), held in the name of the undersigned at the close of business on Monday, November 15, 2021, at the Company's Annual General Meeting of Shareholders to be held at the Company's offices at the Advanced Technology Center, Haifa, Israel on Tuesday, December 14, 2021, at 2:00 p.m. Israel time (the "Meeting"), and at any adjournments and postponements, with all power that the undersigned would have if personally present and especially (but without limitation) to vote as follows:

The shares represented by this Proxy will be voted in the manner instructed. To the extent permitted by law and applicable stock exchange requirements, if no instructions to the contrary are indicated, the shares will be voted "FOR" all proposals listed on the reverse side and at the discretion of the proxies on such other matters as may properly come before the Meeting.

A shareholder's proxy card must be received by the Company no later than four (4) hours before the time fixed for the Meeting, i.e., by Tuesday, December 14, 2021 at 10:00 a.m. Israel time.

(Continued and to be signed on the reverse side)

EXTRAORDINARY AND ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ELBIT SYSTEMS LTD.

December 14, 2021

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card are available at www.elbitsystems.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00033333333000000000 4 121421

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The below-signed hereby acknowledge(s) receipt of the Notice of the Company's Annual General Meeting of Shareholders and the accompanying Proxy Statement.

	FOR	AGAINST	ABSTAIN
1. RE-ELECTION OF DIRECTORS			
Michael Federmann	☐	☐	☐
Rina Baum	☐	☐	☐
Yoram Ben-Zeev	☐	☐	☐
David Federmann	☐	☐	☐
Dov Ninveh	☐	☐	☐
Ehood (Udi) Nisan	☐	☐	☐
Yuli Tamir	☐	☐	☐
2. RE-APPOINTMENT OF KOST, FORER, GABBAY & KASIERER, A MEMBER OF ERNST & YOUNG GLOBAL, AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021 AND UNTIL THE CLOSE OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS.	☐	☐	☐

Proxies previously given are hereby revoked.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.